Exhibit (a)(3)

CAVANAL HILL FUNDS
(formerly, AMERICAN PERFORMANCE FUNDS)

SECOND AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST

This Second Amended and Restated Agreement and Declaration of Trust made as of January 26, 2010 hereby amends and restates in its entirety the Agreement and Declaration of Trust dated October 1, 1987 (as amended and restated August 20, 1990 and as further amended December 1, 2008), by the Trustees hereunder (the “Trustees”).

WITNESSETH:

WHEREAS, this Trust has been formed to carry on the business of an investment company; and

WHEREAS, the Trustees have agreed to manage all property coming into their hands as trustees of a Massachusetts voluntary association with transferrable Shares in accordance with the provisions hereinafter set forth.

WHEREAS, the Trustees and the holders of in excess of a majority of the Shares (as defined below) outstanding have agreed to amend and restate the Agreement and Declaration of Trust in its entirety.

NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of Shares in this Trust as hereinafter set forth.

ARTICLE I
Name and Definitions

Section 1.1.  Name.    This Trust shall be known as “Cavanal Hill Funds”, and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

Section 1.2.  Definitions.    Whenever used herein, unless otherwise required by the context or specifically provided:

      (a)     The “Trust” refers to the Massachusetts business trust established by this Agreement and Declaration of Trust, as amended from time to time;

      (b)     “Trustees” refers to the Trustees of the Trust named herein or elected in accordance with Article IV;

      (c)     “Shares” means the equal proportionate transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time or, if more than one series or classes of Shares is authorized by the Trustees, the equal proportionate transferable units into which each series or classes of Shares shall be divided from time to time;

      (d)     “Shareholder” means a record owner of Shares;

      (e)     The “1940 Act” refers to the Investment Company Act of 1940 and Rules and Regulations thereunder, all as amended from time to time;

      (f)     The terms “Affiliated Person”, “Assignment”, “Commission”, “Interested Person”, “Principal Underwriter”, and “Majority Shareholder Vote” (the 67% or 50% requirement of the third sentence of Section 2(a)(42) of the 1940 Act, whichever may be applicable) shall have the meanings given them in the 1940 Act;

      (g)     “Declaration of Trust” shall mean this Agreement and Declaration of Trust as amended or restated from time to time;

      (h)     “Bylaws” shall bean the Bylaws of the Trust as amended from time to time;

      (i)     Either gender shall include the other and the singular shall include the plural and vice versa.

ARTICLE II
Purpose of Trust

The purpose of the Trust is to provide investors a managed investment primarily in securities and debt instruments and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Declaration of Trust.

ARTICLE III
Shares

Section 3.1.  Division of Beneficial Interest.    The Shares of the Trust shall be issued in one or more series as the Trustees may, without shareholder approval, authorize. Each series shall be preferred over all other series in respect of the assets allocated to that series. Each series may be divided into two or more classes, as the Trustees may, without shareholder approval, authorize. The number of Shares authorized shall be unlimited. The beneficial interest in each series shall be divided into Shares, with a par value of $0.00001. Unless the Trustees have authorized the issuance of Shares of a series in two or more classes, each Share of a series shall represent an equal proportionate interest in the series with each other Share of the same series, none having priority or preference over another. If the Trustees have authorized the issuance of Shares of a series in two or more classes, then the classes may have such variations as to dividend, redemption and voting rights, net asset values, expenses borne by the classes, and other matters as the Trustees have authorized. The investment objective, policies, and restrictions governing the management and operations of each series and class, including the management of assets belonging to any particular series, may from time to time be changed or supplemented by the Trustees, subject to the requirements of the 1940 Act. The Trustees may from time to time divide or combine the Shares of any series or of any class of a series into a greater or lesser number without thereby changing the proportionate beneficial interests in the series.

Section 3.2.  Ownership of Shares.    The ownership of Shares shall be recorded on the books of the Trust. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each series and as to the number of Shares of each series held from time to time by each Shareholder.

Section 3.3.  No Preemptive Rights.    Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

Section 3.4.  Purchase of Shares.    The Trustees may accept investments in the Trust from such persons and on such terms and for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as they from time to time authorize. The Trust may reject any order for, or refuse to give effect on the books of the Trust to the transfer of, any Shares as permitted under the 1940 Act. Each accepted investment shall be credited to the Shareholder’s account in the form of full and fractional Shares of the appropriate series of the Trust, at the net asset value per Share next computed after receipt of the investment.

Section 3.5.  Net Asset Value Per Share.    The net asset value per Share of each series of the Trust shall be computed at such time or times as the Trustees may specify pursuant to the 1940 Act. Assets shall be valued and net asset value per Share shall be determined by such Person or Persons as the Trustees may appoint under the supervision of the Trustees in such manner not inconsistent with the 1940 Act and any orders of the Securities and Exchange Commission received by the Trust, as the Trustees may determine.

Section 3.6.  Assets and Liabilities.    All consideration received by the Trust for the issue or sale of Shares of each series, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series of Shares with respect to which the same were received by the Trust for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Trust and are herein referred to as “assets of” such series.

The assets belonging to any series of the Trust shall be charged with the direct liabilities in respect of such series and with all expenses, costs, charges, and reserves attributable to such series, and shall also be charged with the share of such series of the general liabilities, expenses, costs, charges, and reserves of the Trust which are not readily identifiable as belonging to a particular series in proportion to the relative net assets of the respective series, as determined at such time or times as may be authorized by the Trustees.

Section 3.7.  Status of Shares and Limitation of Personal Liability.    Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Shareholders shall not be subject to any personal liability for the acts or obligations of the Trust. The rights accruing to a Shareholder under this Section 3.7 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided for herein; however, a Shareholder of any series of the Trust shall be indemnified only from assets belonging to that series. Neither the Trust nor the Trustees, nor any officer, employee nor agent of the Trust shall have any power to bind personally any Shareholder, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay, except as provided herein.

ARTICLE IV
The Trustees

Section 4.1.  Number, Election and Tenure.    The number of Trustees shall be as provided in the Bylaws or as fixed from time to time by the Trustees. The shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose. Each Trustee shall serve during the continued lifetime of the Trust until he dies, resigns or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and the election and qualification of his successor. Any Trustee may resign at any time by written instrument signed by him and delivered to any officer of the Trust, to each other Trustee or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time.

Section 4.2.  Shareholder Rights with Respect to Trustees.    The Trustees shall promptly call a Shareholders’ meeting for the election of Trustees whenever required by law or upon the request of the holders of not less than twenty percent of the outstanding Shares entitled to vote. The Trustees will assist shareholder communications to the extent provided for in Section 16 (c) of the 1940 Act. Upon written request of the holders of record of not less than one-half of the outstanding Shares, the Trustees shall include in the slate of nominees at least one qualified candidate that meets the standards of independence under the 1940 Act and that is not currently an incumbent Trustee. The holders of record of not less than two-thirds of the outstanding Shares shall have the power to remove a Trustee from office either by written consent filed with the transfer or similar agent of the Trust or by votes cast in person or by proxy at a meeting called for the purpose.

Section 4.3.  Effect of Death, Resignation, Removal, etc. of Trustee.    The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal.

Section 4.4.  Trustee Powers.    Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility and to do all such things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust, though such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. Without limiting the foregoing, the Trustees may adopt Bylaws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and may amend and repeal them to the extent that such Bylaws do not reserve that right to the Shareholders; they may enlarge or reduce their number, may fill vacancies in their number, including vacancies caused by enlargement of their number, and may remove Trustees with or without cause upon the majority vote of the other Trustees; they may elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including an executive committee which may, when the Trustees are not in session, exercise some or all of the power and authority of the Trustees as the Trustees may determine; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities, retain a transfer agent or a Shareholder servicing agent, or both, provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise, set record dates for the determination of Shareholders with respect to various matter, and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter.

Without limiting the foregoing, the Trustees shall have power and authority:

(a)     To invest and reinvest cash, and to hold cash uninvested;

(b)     To sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

(c)     To act as a distributor of shares and as underwriter of, or broker or dealer in, securities or other property;

(d)     To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(e)     To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

(f)     To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or in the name of a custodian, subcustodian or other depository or a nominee or nominees or otherwise;

(g)     To allocate assets, liabilities and expenses of the Trust to a particular series of Shares or to apportion the same among two or more series, provided that any liabilities or expenses incurred by a particular series of Shares shall be payable solely out of the assets of that series;

(h)     To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the Trust;

(i)     To join with other security holders in acting through a committee depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

(j)     To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

(k)     To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(l)     To borrow funds;

(m)     To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any of or all such obligations;

(n)     To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers or managers, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser or manager, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability.

(o)     To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust; and

(p)     To engage in any other lawful act or activity in which corporations organized under the Massachusetts Business Corporation Law may engage. The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by trustees.

Except as otherwise provided herein or from time to time in the Bylaws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum being present), within or without Massachusetts, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting, or by written consents of a majority of the Trustees then in office.

Section 4.5.  Payment of Expenses by Trust.    The Trustees are authorized to pay or to cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, in connection with the management thereof, or in connection with the financing of the sale of Shares, including, but not limited to, the

Trustees’ compensation and such expenses and charges for the services of the Trust’s officers, employees, any investment adviser, sub-adviser, principal underwriter, auditor, counsel, independent trustee counsel, custodian, sub-custodian, transfer agent, administrator, sub-administrator, distributor, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur, provided, however, that all expenses, fees, charges, taxes and liabilities incurred or arising in connection with a particular series of Shares as determined by the Trustees, shall be payable solely out of the assets of that series.

Section 4.6.  Ownership of Assets of the Trust.    Title to all of the assets of each series of Shares and of the Trust shall at all times be considered as vested in the Trustees.

Section 4.7.  Advisory, Management and Distribution.    The Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services with any corporation, trust, association or other organization (the “Manager”), every such contract to comply with such requirements and restrictions as may be set forth in the Bylaws; and any such contract may provide for one or more Sub-Advisers who shall perform all or part of the obligations of the Manager under such Contract and may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine, including, without limitation, authority to determine from time tot time what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust’s investments. The Trustees may also, at any time and from time to time, contract with the Manager or any other corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or principal underwriter for the Shares, every such contract to comply with such requirements and restrictions as may be set forth in the Bylaws; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine.

The fact that:

(a)     any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor or agent of or for any corporation, trust, association, or other organization, or of or for any parent or affiliate of any organization, with which an advisory or management contract, or principal underwriter’s or distributor’s contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

(b)     any corporation, trust, association or other organization with which an advisory or management contract or principal underwriter’s or distributor’s contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made also has an advisory or management contract, or principal underwriter’s or distributor’s contract, or transfer, Shareholder servicing or other agency contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests, shall not affect the validity or any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or exercising any other right that comes before Shareholders or create any liability or accountability to the Trust or its Shareholders.

Any contract entered into pursuant to this Section 4.7 shall be consistent with and subject to the requirements of Section 15 of the 1940 Act with respect to its continuance in effect, its termination and the method of authorization and approval of such contract or renewal.

Section 4.8.  Compensation.    The Trustees shall be entitled to receive reasonable compensation from the Trust, and they may fix the amount of their compensation. Subject to the requirements of the 1940 Act, nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking, underwriting, brokerage, or investment dealer or other services and payment for the same by the Trust.

ARTICLE V
Shareholders’ Voting Powers and Meetings

Section 5.1.    Shareholders shall have such power to vote as is provided for in, and may hold meetings and take actions pursuant to the provisions of, this Declaration of Trust, the Bylaws or the 1940 Act. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting. Shares may be voted in person or by proxy. The authorization for a proxy to act may be obtained by written authorization or by telephone, facsimile or alternative transmission, provided that such telephone or facsimile transmission is performed in accordance with legal requirements and procedures adopted by the Board of Trustees. On any matter submitted to a vote of the Shareholders, all Shares shall be voted in the aggregate and not by individual series, except (i) where required by law, Shares shall be voted by individual series, and (ii) if the Trustees shall have determined in good faith that a matter affects the interests of one or more but fewer than all series, then only the Shareholders of such affected series shall be entitled to vote thereon.

Section 5.2    Meetings of the Shareholders of the Trust may be called by the Trustees, and shall be called by the Trustees whenever required by law or upon the written request of holders of at least twenty percent of all the outstanding Shares entitled to vote.

Section 5.3.    Any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of law or in this Declaration of Trust) consent to the action in writing and such written consents are filed with records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Section 5.4. No Shareholder shall be deprived of the right to vote any Shares held by him, her or it, by reason of any affiliation, contract, relationship, contract or arrangement with the Trust or any other person or entity, including without limitation, any person or entity that provides services to the Trust.

ARTICLE VI
Distributions, Redemptions and Repurchases

Section 6.1.  Distributions.    The Trustees may each year, or more frequently if they so determine, distribute to the Shareholders of each series such income and capital gains, accrued or realized, as the Trustees may determine, after providing for actual and accrued expenses and liabilities (including such reserves as the Trustees may establish) determined in accordance with good accounting practices. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital and their determination shall be binding upon the Shareholders. Distributions of each year’s income of each series shall be distributed pro rata to Shareholders in proportion to the number of Shares of each series held by each of them. Such distributions shall be made in cash or Shares or a combination thereof as determined by the Trustees. Any such distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with the Bylaws.

Section 6.2.  Redemptions and Repurchases.    To the extent the assets of the Trust are legally available for such redemption, the Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of any certificate for the Shares to be purchased, a proper instrument of transfer and a request directed to the Trust or a person designated by the Trust that the Trust purchase such Shares, or in accordance with such other procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefore the net asset value thereof, as next determined in accordance with the Bylaws, less such redemption charge or fee as the Trustees may determine from time to time. Payment for said Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request is made. The obligation set forth in this Section 6.2 is subject to the provision that in the event that any time the New York Stock Exchange is closed for other than customary weekends or holidays, or, if permitted by rules of the Commission, during periods when training on the Exchange is restricted or during any emergency which makes it impractical for the Trust to dispose of its investments or to determine fairly the value of its net assets, or during any other period permitted by order of the Commission for the protection of investors, such obligation may be suspended or postponed by the Trustees. The Trust may also purchase or repurchase Shares at a price not exceeding the net asset value of such Shares in effect when the purchase or repurchase or any contract to purchase or repurchase is made. The Trust may refuse to honor a request by a Shareholder for redemption of his Shares for a specified time after such Shareholder’s purchase of such Shares, such specified time, if any, to be set forth in the Bylaws.

Section 6.3.  Redemptions at the Option of the Trust.    The Trust shall have the right at its option and at any time to redeem Shares of any Shareholder at the net asset value thereof as determined in accordance with the Bylaws (i) if at such time such Shareholder owns fewer Shares than, or Shares having an aggregate net asset value of less than, an amount determined from time to time by the Trustees; or (ii) to the extent that such Shareholder owns shares of a particular series of Shares equal to or in excess of a percentage of the outstanding Shares of that series determined from time to time by the Trustees; or (iii) to the extent that such Shareholder owns Shares of the Trust representing a percentage equal to or in excess of such percentage of the aggregate number of outstanding Shares of the Trust or the aggregate net asset value of the Trust determined from time to time by the Trustees. In addition, if the Net Income of any series of Shares of the Trust which uses the amortized cost method of valuation pursuant to the 1940 Act is determined at any time to be a negative amount, then, with respect to a Shareholder owning Shares of such series, such Shareholder’s pro rata share of such negative amount shall constitute a liability of such Shareholder to the Trust which shall be paid at such times and in such manner as the Trustees may from time to time determine out of such Shareholder’s accrued dividend account in such series or otherwise. As used in this Section 6.3, “Net Income” shall mean all interest income accrued on portfolio investments of the series plus or minus realized or unrealized gains and losses on portfolio investments of the series, less all actual and accrued expenses and liabilities determined in according with generally accepted accounting practices. Determination of Net Income of a series made by the Trustees, or as they may authorize, in good faith, shall be binding on all parties concerned.

Section 6.4.  Suspension of Right of Redemption.    The Trustees may suspend the right of redemption by Shareholders or postpone the date of payment or the recordation of transfer of Shares of any series, as permitted under the 1940 Act or applicable law. Such suspension or postponement shall take effect at such time as the Trustees shall specify but not later than the close of business of the business day following the declaration of suspension or postponement, and thereafter there shall be no right of redemption or payment or transfer until the Trustees shall declare the suspension at an end. In case of suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the net asset value existing after the termination of the suspension.

Section 6.5.  Conversion Rights.    The Trustees shall have the authority to provide from time to time that the holders of Shares of any series shall have the right to convert or exchange said Shares for or into Shares of one or more other series in accordance with such requirements and procedures as may be established from time to time by the Trustees.

Section 6.6.  Dividends, Distributions, Redemptions and Repurchases.    No dividend or distribution (including, without limitation, any distribution paid upon termination of the Trust or any series) with respect to, nor any redemption or repurchase of, the Shares of any series shall be effected by the Trust other than from the assets of such series.

ARTICLE VII
Limitation of Liability

Section 7.1.  No Personal Liability.    The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, manager or principal underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

All persons extending credit to, contracting with or having any claim against the Trust or a particular series of Shares shall look only to the assets of the Trust or the assets of that particular series of Shares for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefore. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

Section 7.2.  Trustee’s Good Faith Action, No Bond or Surety.    The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall not be liable for errors of judgment or mistakes of fact or law. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Section 7.3.  Liability of Third Persons Dealing with Trustees.    No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

ARTICLE VIII
Indemnification

Section 8.1.  Mandatory Indemnification.    Every person who is, or has been, a Trustee or officer (including persons who serve at the Trust’s request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a “Covered Person”) of the Trust shall be indemnified by the Trust to the fullest extent permitted by law against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person. Provided, however, no indemnification shall be provided hereunder to a Covered Person with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office (each, “Disabling Conduct”).

Section 8.2  Expenses.    Expenses of preparation and presentation of a defense to any claim, including counsel fees, incurred or reasonably anticipated by any Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be advanced, paid directly or reimbursed from time to time by the Trust, upon request by the Covered Person, in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay to the Trust any such amounts paid by the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article, provided, however, that either (a) such Covered Person shall have provided appropriate security for such undertaking, (b) the Trust shall be insured against losses arising from any such advance payments or (c) either a majority of the disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees then in office act on the matter), or independent legal counsel, in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry), which review shall be sufficient to form the basis of a reasonable, but not necessarily conclusive, belief that (y) with regard to a Covered Person who is or was a disinterested Trustee, there is a rebuttable presumption that the Covered Person did not engage in Disabling Conduct, or (z) with regard to any other Covered Person, there is reason to believe that such Covered Person will be found entitled to indemnification under this Article.

Section 8.3.  Compromise Payment.    As to any matter disposed of (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication by a court, or by any other body before which the proceeding was brought, that such Covered Person either (a) did not act in good faith in the reasonable belief that his action was in the best interests of the Trust or (b) is liable to the Trust or its Shareholders by reason of Disabling Conduct, indemnification shall be provided if (i) approved as in the best interests of the Trust, after notice that it involves such indemnification, by at least a majority of the disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees then in office act on the matter) upon a determination, based upon a review of readily available facts (as opposed to a full trial type inquiry) that such Covered Person acted in good faith in the reasonable belief that his action was in the best interests of the Trust and is not liable to the Trust or its Shareholders by reasons of Disabling Conduct, or (ii) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial type inquiry) to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust and that such indemnification would not protect such Person against any liability to the Trust to which he would otherwise be subject by reason of Disabling Conduct. Any approval pursuant to this Section shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interest of the Trust or to have been liable to the Trust or its Shareholders by reason of Disabling Conduct.

Section 8.4.  Indemnification Not Exclusive, Definitions.    The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which such Covered Person may be entitled. As used in this Article VIII, (a) the term “Covered Person” shall include such person’s heirs, executors and administrators, and (b) a “disinterested Trustee” is a Trustee who is not an “interested person” of the Trust as defined in Section 2(a)(19) of the 1940 Act (or who has been exempted from being an “interested person” by rule, regulation or order of the Commission). Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees or officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person; provided, however, that the Trust shall not purchase or maintain any such liability insurance in contravention of applicable law, including without limitation the 1940 Act.

Section 8.5  No Reduction of Coverage for Disinterested Trustees.    The indemnification obligations set forth in this Article VIII, and the financial protection afforded thereby, are intended to survive the termination of the Trust and may be satisfied by (a) insurance policies maintained or purchased by the Trust or on its behalf,(b) by means of other appropriate credit supports, or (c) by other reasonable means, any of the foregoing which shall be determined in writing and approved by the Board of Trustees (including a majority of the disinterested Trustees) prior to any termination of the Trust. The financial protection provided by this Article VIII and the indemnification provisions set forth herein shall not be reduced, amended or altered in any manner that adversely affects the amount of financial protection or rights to indemnification of any Covered Person who, as of the date hereof or hereafter, serves or has served as a disinterested Trustee without the written consent of such Covered Person.

Section 8.6.  Shareholders.    In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss and expense arising from such liability, but only out of the assets of the particular series of Shares of which he or she is or was a Shareholder.

ARTICLE IX
Miscellaneous

Section 9.1.  Duration and Termination of Trust.    Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by:

A.    the vote of Shareholders holding at least a majority of the Shares of each series entitled to vote. Similarly, any series of Shares may be terminated at any time by vote of Shareholders holding at least a majority of the Shares of such series entitled to vote.

B.    The Trustees, with the vote of a majority of the outstanding Shares of any series of the Trust, may sell and convey the assets belonging to such series to another trust or corporation that is a management investment company as defined in the 1940 Act, for an adequate consideration which may include the assumption of all outstanding obligations, taxes, and other liabilities, accrued or contingent, of the series and which may include beneficial interests of such trust or stock of such corporation.

C.    The Trustees, with the vote of a majority of the outstanding Shares of any series of the Trust, may sell and convert into money all the assets belonging to such series.

D.    Without the vote of a majority of the outstanding Shares of any series of the Trust (unless Shareholder approval is otherwise required by applicable law), the Trustees may combine the assets belonging to any two or more series into a single series if the Trustees reasonably determine that such combination will not have a material adverse effect on the Shareholders of each series affected thereby.

Upon termination of the Trust or of any one or more series of Shares, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated (and including any expenses related to the coverage provided in Article VIII hereof), of the Trust or of the particular series as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the series involved, ratably according to the number of Shares of such series held by the several Shareholders of such series on the date of termination.

Section 9.2.  Filing of Copies, References, Headings.    The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of The Commonwealth of Massachusetts and with the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder, and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, an all expressions like “herein”, “hereof” and “hereunder” shall be deemed to refer to this instrument as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a party hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

Section 9.3.  Applicable Law.    This Declaration of Trust is made in The Commonwealth of Massachusetts. It is created under and is to be governed by, construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advise of counsel, that any of such provisions is in conflict with the 1940 Act or other applicable laws or regulations, the conflicting provision shall be deemed never to have constituted part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions or render invalid any action taken or omitted prior to such determination.

Section 9.4.  Amendments.    This Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees when authorized to do so by vote of Shareholders holding a majority of the Shares of each series entitled to vote, except that an amendment which shall affect the holders of one or more series of Shares but not the holders of all outstanding series shall be authorized by vote of the Shareholders holding a majority of the Shares entitled to vote of each series affected and no vote of Shareholders of a series not affected shall be required. This Declaration of Trust may be amended without the prior approval by the Trustees to such amendment by the affirmative vote of the Shareholders of record of not less than two-thirds of the outstanding Shares of beneficial interest, except that an amendment which shall affect the holders of one or more series of Shares but not all outstanding series shall be authorized by vote of the Shareholders holding not less than two-thirds of the Shares entitled to vote of each series affected. Amendments having the purpose of changing the name of the Trust, or establishing, changing, or eliminating the par value of the shares or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by Shareholder vote.

IN WITNESS WHEREOF, the undersigned have executed this Amendment to the Declaration of Trust as Trustees and not individually, as of the 26th day of January, 2009.

/s/ William H. Wilson, Jr.
William H. Wilson Jr.

/s/ David L. Foster
David L. Foster

/s/ Steven G. Bradshaw
Steven G. Bradshaw